UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangement of Certain Officers.

On April 25, 2013, Transocean Offshore Deepwater Drilling Inc., an indirect subsidiary of the Transocean Ltd. (the "Company") and Gregory L. Cauthen (the "Consultant") entered into a Consulting Agreement (the "Agreement"). The Company secured the services of the Consultant from the date of this Agreement and ending on May 31, 2013, or ending on such earlier date as shall be mutually agreed by the parties. The Consultant will primarily be providing consulting services to the Company and its affiliates related to (i) the ongoing litigation matters of the Company and its affiliates or (ii) such other activities as the officers may request from time to time. The Company shall pay a fee in the amount of $10,000, which shall be payable in a single lump sum payment within ten (10) days of the expiration of the term of this Agreement. Mr. Cauthen is an former employee of the Company serving as Executive Vice President and Interim Chief Financial Officer until his departure on November 15, 2012.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibit to this report furnished pursuant to item 5.02 is as follows:

Exhibit No.	Description

10.1	Consulting Agreement with Gregory L. Cauthen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: April 26, 2013	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number	Description

10.1	Consulting Agreement with Gregory L. Cauthen

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